Exhibit 99.1

ERICKSON AIR-CRANE CLOSES PREVIOUSLY ANNOUNCED ACQUISITION OF AIR AMAZONIA

— Creates Growth Platform for Comprehensive Service Offering Throughout South America —

PORTLAND, OREGON (September 04, 2013) – Erickson Air-Crane Incorporated (NASDAQ: EAC) (“Erickson,” “we,” “us” and “our”) today announced the completion of its previously announced acquisition of Air Amazonia Serviços Aeronauticos Ltda. (“Air Amazonia”) and certain related assets from HRT Participações em Petróleo S.A. (“HRT”).

The final terms of the acquisition, which provides Erickson with a five-year aerial services agreement (including annual renewals) with minimum revenue of $29 million per year and significant operating infrastructure in Brazil, including six new aircraft, two ground facilities, 59 new employees, and repair station certification, were unchanged from those described in the July 22, 2013 announcement of the definitive agreement. In addition, Erickson will have a right of first refusal to purchase any or all of HRT’s remaining eight aircraft over the next twelve months as well as the right of first refusal on all helicopter services in Brazil from HRT.

Udo Rieder, Chief Executive Officer of Erickson, commented, “We are very pleased to complete this important acquisition which will support our growth and enhance our competitive position in South America. In addition to adding HRT as a significant customer, we have significantly accelerated our ability to offer a comprehensive array of services to other existing and new customers throughout the region. We will start repositioning existing aircraft from our fleet to Brazil to meet the anticipated increase in demand from existing and potential future customers.”

Mr. Rieder continued, “We expect the transaction to be immediately accretive, and to provide excellent value for all of our stakeholders. This acquisition and our recent purchase of Evergreen Helicopters have positioned us to serve a diverse range of customers, across many end-markets. As we go forward, we are excited to demonstrate that our strategic capital deployment and our leadership position in the global aviation services market have positioned us to drive positive returns for shareholders.”

About Erickson Air-Crane Incorporated

Erickson is a leading global provider of aviation services to a diverse mix of commercial and government customers. Erickson currently operates a diverse fleet of 91 rotary-wing and fixed wing aircraft, including a fleet of 20 heavy-lift S-64 Aircranes. This fleet supports a wide and worldwide variety of government and commercial customers, across a broad range of aerial services, including critical supply and logistics for deployed military forces, humanitarian relief, firefighting, timber harvesting, infrastructure construction, and crewing. Erickson also maintains a vertical manufacturing capability for the S-64 Aircrane, related components, and other aftermarket support and maintenance, repair, and overhaul services for the S-64 Aircrane and other aircraft.

Founded in 1971, Erickson is headquartered in Portland, Oregon and maintains facilities and operations in North America, South America, the Middle East, Africa and Asia-Pacific. For more information, please visit www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include: that we recently completed both the Air Amazonia and Evergreen Helicopters, Inc. (“EHI”) acquisitions and we may not realize the benefits of these acquisitions on a timely basis or at all; our ability to integrate these businesses successfully or in a timely and cost-efficient manner; our ability to successfully expand these businesses, enter new markets and manage international expansion; that we do not have extensive operating history in the aerial services segments, in the geographic areas, or with the types of aircraft historically operated by EHI and Air Amazonia; that the anticipated reduction in troops in Afghanistan in the near-term may adversely affect us; that we operate in certain dangerous and war-affected areas, which may result in hazards to our fleet and personnel; the hazards associated with our helicopter operations, which involve significant risks and which may result in hazards that may not be covered by our insurance or may increase the cost of our insurance; our safety record; our substantial indebtedness; that we and our subsidiaries may still incur significant additional indebtedness; our failure to obtain any required financing on favorable terms; compliance with debt obligations and our substantial indebtedness, which could adversely affect our financial condition and impair our ability to grow and operate our business; cancellations, reductions or delays in customer orders; our ability to collect on customer receivables; weather and seasonal fluctuations that impact aerial services activities; competition; reliance on a small number of large customers; the impact of short-term contracts; the availability and size of our fleet; the impact of government spending; the ability to attract and retain qualified personnel; the impact of environmental and other regulations, including FAA regulations and similar international regulations; our ability to accurately forecast financial guidance; our ability to convert backlog into revenues and appropriately plan expenses; worldwide economic conditions (including conditions in Greece and Italy); the fluctuation in the price of fuel; the impact of changes in the value of foreign currencies; and the risks of doing business in developing countries and politically or economically volatile areas; as well as other risks and uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as the other reports we file with the SEC from time to time.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Investor Relations Contact:

ICR, Inc.

James Palczynski

(203) 247-2095

jp@icrinc.com

or

Media Contact:

Erickson Air-Crane, Incorporated

Brian Carlson

(503) 505-5884

bcarlson@ericksonaircrane.com

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